UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2013

HARSCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-03970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 763-7064

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Harsco Corporation (the “Company”) is filing this Current Report on Form 8-K for the purpose of providing, in one document, a current description of its common stock, $1.25 par value per share (“Common Stock”). The Company intends to incorporate by reference the description of its Common Stock set forth below into future registration statements filed by the Company.

DESCRIPTION OF COMMON STOCK

The Company is currently authorized by its Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to issue up to 150,000,000 shares of Common Stock.

Subject to the rights of the holders of preferred stock that may be outstanding from time to time, holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors of the Company (the “Board”) from any funds legally available therefor, to one vote for each share on all matters voted upon by stockholders, including election of Directors (cumulative voting not permitted), and to share ratably in assets available for distribution upon any liquidation. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities, and Common Stock is not subject to redemption or to any further call or assessment.

Rights Agreement

Under the Rights Agreement, dated September 25, 2007 (the “Rights Agreement”), between the Company and Computershare Investor Services (as successor to Mellon Investor Services LLC), as Rights Agent, the Board authorized and declared a dividend distribution of one right (each, a “Right”) for each share of Common Stock outstanding. All shares of Common Stock issued subsequently also include Rights. Each Right will become exercisable on such date as set forth below (the “Distribution Date”) and entitle holders of Common Stock to purchase one one-hundredth of one share of the Company’s Series A Junior Participating Cumulative Preferred Stock (“Preferred Stock”) at an exercise price of $230 (subject to certain adjustments) upon the earlier of:

•	10 calendar days after a public announcement by the Company that a person or group has become an Acquiring Person (as defined below); and

•

10 business days (or a later date determined by the Board) after a person or group commences a tender or exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.

The Rights Agreement generally defines “Acquiring Person” as any person or group of affiliated or associated persons (excluding the Company and persons related to the Company) that (1) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (2) has commenced a tender offer or exchange offer that would result in the person or group of affiliated or associated persons owning 15% or more of the outstanding shares of Common Stock.

If, after the Distribution Date, a person or group already is or becomes an Acquiring Person (a “Flip-in Event”), all holders of Rights, except the Acquiring Person, will be entitled to purchase, in lieu of shares of Preferred Stock, at the Rights’ then current exercise price, shares of Common Stock (or, in certain circumstances as determined by the Board, other securities or assets) having a value of two times the Rights’ exercise price.

In addition, after the Distribution Date, if a Flip-in Event has already occurred and the Company is involved in a merger or other similar transaction, all holders of Rights, except the Acquiring Person, will be entitled to purchase, at the Rights’ then current exercise price, shares of any acquiring business entity having a value of two times the Rights’ exercise price.

The Rights, which prior to exercise have no voting or dividend rights, expire on October 9, 2017. Generally, the Company will be entitled to redeem the rights at $0.001 per Right at any time until the tenth business day following public announcement that a person or group has become an Acquiring Person.

General Corporation Law of the State of Delaware Section 203

The Company is subject to Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), which restricts certain transactions and business combinations between a corporation and an interested stockholder (defined in Section 203, generally, as a person owning 15% or more of a corporation’s outstanding voting stock) for a period of three years from the date such person becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the Board and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding voting stock held by the interested stockholder), Section 203 prohibits certain business transactions, such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding voting stock held by persons who are both directors and officers or by certain employee stock plans) or if the transaction by which the interested stockholder becomes such is approved by the board of directors of the corporation prior to the date such stockholder becomes an interested stockholder.

Special Organizational Document Provisions

The Certificate of Incorporation and the Bylaws of the Company, as amended (the “Bylaws”) contain provisions that could have the effect of delaying, deferring or preventing a change in control of the Company. These provisions (1) authorize the Board to fix the number of Directors and provide that vacancies and newly created directorships resulting from any increase in the number of Directors may only be filled by a majority of the remaining Directors (subject to the rights of any preferred stock); (2) require that stockholder proposals, including nominations for Directors, to be considered at an annual meeting of stockholders be made not later than (a) 90 days prior to the date of the annual meeting or (b) if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the close of business on the tenth day following the date on which notice of the annual meeting was mailed or such public disclosure was made; (3) provide that Directors may be removed for cause only by the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote in the election of Directors; (4) provide that, except as otherwise required by law, only the Board, the Chairman of the Board or the President may call a special meeting of the stockholders; (5) prohibit the taking of any action by written stockholder consent in lieu of a meeting; and (6) provide that the affirmative vote of 80% of the outstanding shares of Common Stock is required to amend, alter, modify or repeal certain provisions of the Certificate of Incorporation and the Bylaws (including the provisions described in this paragraph) or to adopt provisions inconsistent therewith.

The Certificate of Incorporation contains a fair price provision that requires that mergers, consolidations, certain asset sales, liquidations, certain recapitalizations, and certain other transactions (each, a “Business Combination”) involving the Company and a person or group (each, a “Substantial Stockholder”) that beneficially owns 10% or more of the outstanding shares of Common Stock either (1) meet certain minimum price and procedural requirements, (2) be approved by 3/4 of the “Continuing Directors” (those Directors in office immediately prior to the date such Substantial Stockholder became a Substantial Stockholder and, subject to certain conditions, their successors who are approved by a majority of the then current Continuing Directors), or (3) be approved by the affirmative vote of (a) 90% of the outstanding shares of Common Stock and (b) the number or proportion of shares of any class or series of any class of other shares of the Company (if any) as shall be required by the express terms of such class or series. The fair price provision also provides that it can only be amended by an affirmative vote described in clause (2) or (3) above and such other vote of the stockholders as may be required by statute or the Bylaws.

To consummate a Business Combination based on the minimum price and procedural requirements, the following conditions must be met:

(1) Without the approval of 3/4 of the Continuing Directors, a Substantial Stockholder, after the time it becomes a Substantial Stockholder, shall not have (a) made any material change in the Company’s business or capital structure; (b) received the benefit of any loan, advances, guarantees, pledges or other financial assistance provided by the Company, except proportionately with all other stockholders; (c) made, caused or brought about any change in the Certificate of Incorporation or Bylaws or in the membership of the Board or any committee thereof; or (d) acquired any newly issued or treasury shares from the Company (except upon conversion of convertible securities or as a result of a pro rata share dividend or share split); and

(2) All of the holders of Common Stock must receive consideration that is not less than the greatest of (a) the highest price per share (including brokerage commissions, soliciting dealers’ fees and all other expenses) paid by the Substantial Stockholder in acquiring any of its shares of Common Stock; (b) the per share book value of the Common Stock at the time the Business Combination is effected, as determined by an independent appraisal firm or other experts selected by the Board; (c) the highest sale or bid price per share of the Common Stock during the 24 months immediately preceding the time the Business Combination is effected; and (d) an amount that bears the same or a greater percentage relationship to the market price of the Common Stock immediately prior to the announcement of the Business Combination as the highest price paid in 2(a) above bore to the market price of the Common Stock immediately prior to the commencement of acquisition of the Common Stock by such Substantial Stockholder.

The Certificate of Incorporation also contains a prevention of greenmail provision that provides, in general, that any purchase or other acquisition by the Company or any of its subsidiaries of shares of Common Stock known by the Company to be beneficially owned by any holder of 5% or more of the outstanding Common Stock that has owned such securities for less than two years requires the affirmative vote of 80% of the outstanding shares of Common Stock, unless such shares are purchased at or below “Fair Market Value” (as defined in the Certificate of Incorporation), as part of a tender or exchange offer made on the same terms to all holders and in accordance with the Exchange Act and the rules and regulations thereunder, pursuant to a registration statement under the Securities Act of 1933 or by means of open market purchases if the price and other terms are not negotiated by the purchaser and the seller.

Transfer Agent and Registrar

The Transfer Agent and Registrar of the Company’s Common Stock is Computershare Investor Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: May 8, 2013	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch
Title: Vice President and General Counsel